Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Mercury General Corporation:

We consent to the incorporation by reference in the registration statements (No. 333-62228) on Form S-3 and (Nos. 333-01583 and 333-125460) on Form S-8 of Mercury General Corporation of our reports dated February 26, 2007, with respect to the consolidated balance sheets of Mercury General Corporation and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of income, comprehensive income, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2006, and all related financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of Mercury General Corporation.

/s/    KPMG LLP

Los Angeles, California

February 26, 2007